EX-10.71.07

Prepared by, and after recording
return to:
James J. Schwert, Esquire
Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 S. Seventh Street
Minneapolis, MN 55402

Freddie Mac Loan No. 504137131
Eastman Estates

MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT AND FIXTURE FILING

(TEXAS – REVISION DATE 02-15-2008)

The following must appear in 12 point Times New Roman font (or the equivalent) on the first page of any recorded document if the Borrower is an individual:

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF RENTS
SECURITY AGREEMENT AND FIXTURE FILING
(TEXAS – REVISION DATE 02-15-2008)

THIS MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”) is made to be effective this 16th day of October, 2008, by EMERITOL EASTMAN ESTATES LLC, a limited liability company organized and existing under the laws of Delaware, whose address is c/o Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98120, as trustor (“Borrower”), to REBECCA S. CONRAD, ESQUIRE, whose address is 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, as trustee (“Trustee”), for the benefit of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., a corporation organized and existing under the laws of Ohio, whose address is 127 Public Square, Cleveland, Ohio 44114, as beneficiary (“Lender”).  Borrower's organizational identification number, if applicable, is 4603862.

Borrower, in consideration of the Indebtedness and the trust created by this Instrument, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in Gregg County, State of Texas and described in Exhibit A attached to this Instrument.  To have and to hold the Mortgaged Property unto Trustee, Trustee’s successor in trust and Trustee’s assigns forever.

TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower’s Multifamily Note payable to Lender, dated as of the date of this Instrument, and maturing on November 1, 2019 (the "Maturity Date"), in the principal amount of Six Million Four Hundred Thousand and No/100 Dollars ($6,400,000.00), and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents.

Borrower warrants and represents that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered, except as shown on the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender's interest in the Mortgaged Property (the "Schedule of Title Exceptions").  Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in the Schedule of Title Exceptions.

UNIFORM COVENANTS
REVISION DATE 02-15-2008

Covenants.  In consideration of the mutual promises set forth in this Instrument, Borrower and Lender covenant and agree as follows:

1.           DEFINITIONS.  The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

(a)           "Attorneys' Fees and Costs" means (i) fees and out-of-pocket costs of Lender's and Loan Servicer's attorneys, as applicable, including costs of Lender's and Loan Servicer's in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; and (iii) investigatory fees.

(b)           "Borrower" means all persons or entities identified as "Borrower" in the first paragraph of this Instrument, together with their successors and assigns.

(c)           "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

(d)           "Collateral Agreement" means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure the completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

(e)           "Controlling Entity" means an entity which owns, directly or indirectly through one or more intermediaries, (i) a general partnership interest or a Controlling Interest of the limited partnership interests in Borrower (if Borrower is a partnership or joint venture), (ii) a manager's interest in Borrower or a Controlling Interest of the ownership or membership interests in Borrower (if Borrower is a limited liability company), (iii) a Controlling Interest of any class of voting stock of Borrower (if Borrower is a corporation), (iv) a trustee's interest or a Controlling Interest of the beneficial interests in Borrower (if Borrower is a trust), or (v) a managing partner's interest or a Controlling Interest of the partnership interests in Borrower (if Borrower is a limited liability partnership).

(f)           "Controlling Interest" means (i) 51 percent or more of the ownership interests in an entity, or (ii) a percentage ownership interest in an entity of less than 51 percent, if the owner(s) of that interest actually direct(s) the business and affairs of the entity without the requirement of consent of any other party.  The Controlling Interest shall be deemed to be 51 percent unless otherwise stated in Exhibit B.

(g)           "Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

(h)           "Event of Default" means the occurrence of any event listed in Section 22.

(i)           "Fixtures" means all property owned by Borrower which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

(j)            "Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property or over the Borrower.

(k)           "Hazard Insurance" is defined in Section 19.

(l)           "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling and any other material or substance now or in the future that (i)  is defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

(m)           "Hazardous Materials Laws" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

(n)           "Impositions" and "Imposition Deposits" are defined in Section 7(a).

(o)           "Improvements" means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

(p)           "Indebtedness" means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

(q)           "Initial Owners" means, with respect to Borrower or any other entity, the persons or entities that (i) on the date of the Note, or (ii) on the date of a Transfer to which Lender has consented, own in the aggregate 100 percent of the ownership interests in Borrower or that entity.

(r)           "Land" means the land described in Exhibit A.

(s)           "Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

(t)           "Lender" means the entity identified as "Lender" in the first paragraph of this Instrument, or any subsequent holder of the Note.

(u)           "Loan Documents" means the Note, this Instrument, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

(v)           "Loan Servicer" means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender.  Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as "Lender" in the first paragraph of this Instrument.

(w)           "MMP" means a moisture management plan to control water intrusion and prevent the development of Mold or moisture at the Mortgaged Property throughout the term of this Instrument.  At a minimum, the MMP must contain a provision for (i) staff training, (ii) information to be provided to tenants, (iii) documentation of the plan, (iv) the appropriate protocol for incident response and remediation and (v) routine, scheduled inspections of common space and unit interiors.

(x)           "Mold" means mold, fungus, microbial contamination or pathogenic organisms.

(y)           "Mortgaged Property" means all of Borrower's present and future right, title and interest in and to all of the following:

(i)	the Land;

(ii)	the Improvements;

(iii)	the Fixtures;

(iv)	the Personalty;

(v)
all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(vi)
all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender's requirement;

(vii)
all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(viii)
all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(ix)	all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(x)	all Rents and Leases;

(xi)
all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument;

(xii)	all Imposition Deposits;

(xiii)
all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);

(xiv)	all tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits; and

(xv)	all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

(z)           "Note" means the Multifamily Note described on page 1 of this Instrument, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.

(aa)           "O&M Program" is defined in Section 18(d).

(bb)           "Personalty" means all:

(i)	accounts (including deposit accounts) of Borrower related to the Mortgaged Property;

(ii)
equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form), and computer equipment (hardware and software);

(iii)
other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures);

(iv)	any operating agreements relating to the Land or the Improvements;

(v)	any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements;

(vi)
all other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a governmental authority; and

(vii)	any rights of Borrower in or under letters of credit.

(cc)           "Property Jurisdiction" is defined in Section 30(a).

(dd)           "Rents" means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due, or to become due.

(ee)           "Taxes" means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien on the Land or the Improvements.

(ff)           "Transfer" is defined in Section 21.

2.           UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.

(a)           This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, "UCC Collateral"), and Borrower hereby grants to Lender a security interest in the UCC Collateral.  Borrower hereby authorizes Lender to prepare and file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments.  Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements and/or amendments that Lender may require.  Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.

(b)           Unless Borrower gives Notice to Lender within 30 days after the occurrence of any of the following, and executes and delivers to Lender modifications or supplements of this Instrument (and any financing statement which may be filed in connection with this Instrument) as Lender may require, Borrower shall not (i) change its name, identity, structure or jurisdiction of organization; (ii) change the location of its place of business (or chief executive office if more than one place of business); or (iii) add to or change any location at which any of the Mortgaged Property is stored, held or located.

(c)           If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law.  In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies.

(d)           This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property that is or may become a Fixture, if permitted by applicable law.

3.           ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

(a)           As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents.  It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower.  Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require.  Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the Mortgaged Property.  However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)           After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender.  However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures.  So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower's license to collect Rents shall automatically terminate and Lender shall without Notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid.  Borrower shall pay to Lender upon demand all Rents to which Lender is entitled.  At any time on or after the date of Lender's demand for Rents, (i) Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, (ii) no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and (iii) no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice.  Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.  Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents.

(c)           Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents.  Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

(d)           If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable.  Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender's security, without regard to Borrower's solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence.  If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.  If Borrower is a housing cooperative corporation or association, Borrower hereby agrees that if a receiver is appointed, the order appointing the receiver may contain a provision requiring the receiver to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, it being acknowledged and agreed that the Indebtedness is an obligation of the Borrower and must be paid out of maintenance charges payable by the Borrower's tenant shareholders under their proprietary leases or occupancy agreements.  Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property.  Immediately upon appointment of a receiver or immediately upon the Lender's entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents.  In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property.  Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

(e)           If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received.  Except to the extent of Lender's gross negligence or willful misconduct, Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under Section 3(d), and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

(f)           If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

(g)           Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

4.           ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

(a)           As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower's right, title and interest in, to and under the Leases, including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.   It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases.  Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the Mortgaged Property.  However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

(b)           Until Lender gives Notice to Borrower of Lender's exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease.  Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate.  Borrower shall comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

(c)           Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements.  The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses.  Except to the extent of Lender's gross negligence or willful misconduct, Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property.  Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.  The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

(d)           Upon delivery of Notice by Lender to Borrower of Lender's exercise of Lender's rights under this Section 4 at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

(e)           Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each residential Lease then in effect.  All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase.

(f)           Borrower shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent of Lender and Lender's prior written approval of the Lease agreement.  Borrower shall not modify the terms of, or extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender.  However, Lender's consent shall not be required for the modification or extension of a non-residential Lease if such modification or extension is on terms at least as favorable to Borrower as those customary at that time in the applicable market and the income from the extended or modified Lease will not be less than the income received from the Lease as of the date of this Instrument.  Borrower shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed.  All non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide that (i) such Leases are subordinate to the lien of this Instrument; (ii) the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (iii) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (iv) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (v) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender's or such purchaser's option, accept or terminate such Lease; and (vi) the tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

(g)           Borrower shall not receive or accept Rent under any Lease (whether residential or non-residential) for more than two months in advance.

(h)           If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this subsection or in Section 21, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Instrument, Lender hereby consents to:

(i)
the execution of leases of apartments for a term in excess of two years from Borrower to a tenant shareholder of Borrower, so long as such leases, including proprietary leases, are and will remain subordinate to the lien of this Instrument; and

(ii)
the surrender or termination of such leases of apartments where the surrendered or terminated lease is immediately replaced or where the Borrower makes its best efforts to secure such immediate replacement by a newly executed lease of the same apartment to a tenant shareholder of the Borrower.  However, no consent is hereby given by Lender to any execution, surrender, termination or assignment of a lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

5.           PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM.  Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents.  Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

6.           EXCULPATION.  Borrower's personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

7.           DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

(a)           Unless this requirement is waived in writing by Lender, which waiver may be contained in this Section 7(a), Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked "Collect" below.  Lender will not require the Borrower to make Imposition Deposits with respect to the items marked "Deferred" below.

[Deferred]	Hazard Insurance premiums or other insurance premiums required by Lender under Section 19,
[Collect]                      Taxes,
[Deferred]	water and sewer charges (that could become a lien on the Mortgaged Property),
[N/A]                                ground rents,
[Deferred]	assessments or other charges (that could become a lien on the Mortgaged Property)

The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the "Imposition Deposits."  The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as "Impositions."  The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added.  Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other Imposition.

(b)           Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency.  Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty.  Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing.  Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits.  As additional security for all of Borrower's obligations under this Instrument and the other Loan Documents, Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits and all proceeds of, and all interest and dividends on, the Imposition Deposits.  Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

(c)           If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender.  Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender.  Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(d)           If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits.  If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(e)           If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

(f)           If Lender does not collect an Imposition Deposit with respect to an Imposition either marked "Deferred" in Section 7(a) or pursuant to a separate written waiver by Lender, then on or before the date each such Imposition is due, or on the date this Instrument requires each such Imposition to be paid, Borrower must provide Lender with proof of payment of each such Imposition for which Lender does not require collection of Imposition Deposits.  Lender may revoke its deferral or waiver and require Borrower to deposit with Lender any or all of the Imposition Deposits listed in Section 7(a), regardless of whether any such item is marked "Deferred" in such section, upon Notice to Borrower, (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

(g)           In the event of a Transfer prohibited by or requiring Lender's approval under Section 21, Lender's waiver of the collection of any Imposition Deposit in this Section 7 may be modified or rendered void by Lender at Lender's option by Notice to Borrower and the transferee(s) as a condition of Lender's approval of such Transfer.

8.           COLLATERAL AGREEMENTS.  Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

9.           APPLICATION OF PAYMENTS.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion.  Neither Lender's acceptance of an amount that is less than all amounts then due and payable nor Lender's application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.  Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Instrument and the Note shall remain unchanged.

10.           COMPLIANCE WITH LAWS AND ORGANIZATIONAL DOCUMENTS.

(a)           Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, disability accommodation, zoning and land use, and Leases.  Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits.

(b)           Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10.

(c)           Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property.  Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

(d)           Borrower shall at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower's formation, continued existence and good standing in the Property Jurisdiction.  Borrower shall at all times comply with its organizational documents, including but not limited to its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or housing cooperative corporation or association) or its operating agreement (if Borrower is an limited liability company, joint venture or tenancy-in-common ).  If Borrower is a housing cooperative corporation or association, Borrower shall at all times maintain its status as a "cooperative housing corporation" as such term is defined in Section 216(b) of the Internal revenue Code of 1986, as amended, or any successor statute thereto.

11.           USE OF PROPERTY.  Unless required by applicable law, Borrower shall not (a) allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, except for any change in use approved by Lender, (b) convert any individual dwelling units or common areas to commercial use, (c) initiate a change in the zoning classification of the Mortgaged Property or acquiesce without Notice to and consent of Lender in a change in the zoning classification of the Mortgaged Property, (d) establish any condominium or cooperative regime with respect to the Mortgaged Property, (e) combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property, or (f) subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property without the prior consent of Lender.  Notwithstanding anything contained in this Section to the contrary, if Borrower is a housing cooperative corporation or association, Lender acknowledges and consents to Borrower's use of the Mortgaged Property as a housing cooperative.

12.           PROTECTION OF LENDER'S SECURITY; INSTRUMENT SECURES FUTURE ADVANCES.

(a)           If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender's interest, including (i) payment of Attorneys' Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (iv) procurement of the insurance required by Section 19, (v) payment of amounts which Borrower has failed to pay under Sections 15 and 17, and (vi) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "Prior Lien").

(b)           Any amounts disbursed by Lender under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this Section 12, shall be secured by this Instrument, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the "Default Rate," as defined in the Note.

(c)           Nothing in this Section 12 shall require Lender to incur any expense or take any action.

13.           INSPECTION.

(a)           Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time, upon reasonable notice to Borrower if the inspection is to include occupied residential units (which notice need not be in writing).  Notice to Borrower shall not be required in the case of an emergency, as determined in Lender's discretion, or when an Event of Default has occurred and is continuing.

(b)             If Lender determines that Mold has developed as a result of a water intrusion event or leak, Lender, at Lender's discretion, may require that a professional inspector inspect the Mortgaged Property as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender's satisfaction.  Such inspection shall be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak.  Borrower shall be responsible for the cost of such professional inspection and any remediation deemed to be necessary as a result of the professional inspection.  After any issue with Mold, water intrusion or leaks is remedied to Lender's satisfaction, Lender shall not require a professional inspection any more frequently than once every three years unless Lender is otherwise aware of Mold as a result of a subsequent water intrusion event or leak.

(c)           If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower shall be prepared to provide and must actually provide to Lender a factually correct certification each year that the annual inspection is waived to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from tenants, management agent or governmental authorities regarding mold, fungus, microbial contamination or pathogenic organisms ("Mold") or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or if Borrower has received any such written complaint, notice, letter or other written communication that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower's expense.

14.           BOOKS AND RECORDS; FINANCIAL REPORTING.

(a)           Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent's office, and upon Lender's request shall make available at the Mortgaged Property (or, at Borrower's option, at the management agent's office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property.  The books, records, contracts, Leases and other instruments shall be subject to examination and inspection by Lender at any reasonable time.

(b)           Within 120 days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender a statement of income and expenses for Borrower's operation of the Mortgaged Property for that fiscal year, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year.  If Borrower's fiscal year is other than the calendar year, Borrower must also submit to Lender a year-end statement of income and expenses within 120 days after the end of the calendar year.

(c)           Within 120 days after the end of each calendar year, and at any other time, upon Lender's request, Borrower shall furnish to Lender each of the following.  However, Lender shall not require any of the following more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may, upon written request to Borrower, require Borrower to furnish any of the following more frequently:

(i)
a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(ii)
an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts; and

(iii)
a statement that identifies all owners of any interest in Borrower and any Controlling Entity and the interest held by each (unless Borrower or any Controlling Entity is a publicly-traded entity in which case such statement of ownership shall not be required), if Borrower or a Controlling Entity is a corporation, all officers and directors of Borrower and the Controlling Entity, and if Borrower or a Controlling Entity is a limited liability company, all managers who are not members.

(d)           At any time upon Lender's request, Borrower shall furnish to Lender each of the following.  However, Lender shall not require any of the following more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish any of the following more frequently:

(i)           a balance sheet, a statement of income and expenses for Borrower and a statement of changes in financial position of Borrower for Borrower's most recent fiscal year;

(ii)	a quarterly or year-to-date income and expense statement for the Mortgaged Property; and

(iii)
a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender.

(e)           Upon Lender's request at any time when an Event of Default has occurred and is continuing, Borrower shall furnish to Lender monthly income and expense statements and rent schedules for the Mortgaged Property.

(f)           An individual having authority to bind Borrower shall certify each of the statements, schedules and reports required by Sections 14(b) through 14(e) to be complete and accurate.  Each of the statements, schedules and reports required by Sections 14(b) through 14(e) shall be in such form and contain such detail as Lender may reasonably require.  Lender also may require that any of the statements, schedules or reports listed in Section 14(b) and 14(c)(i) and (ii) be audited at Borrower's expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(g)           If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 14(b) through (e), Lender shall give Borrower Notice specifying the statements, schedules and reports required by Section 14(b) through (e) that Borrower has failed to provide.  If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then Lender shall have the right to have Borrower's books and records audited, at Borrower's expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12.  Notice to Borrower shall not be required in the case of an emergency, as determined in Lender's discretion, or when an Event of Default has occurred and is continuing.

(h)           If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(i)           Borrower authorizes Lender to obtain a credit report on Borrower at any time.

15.           TAXES; OPERATING EXPENSES.

(a)           Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b)           Subject to the provisions of Section 15(c), Borrower shall (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay insurance premiums at least 30 days prior to the expiration date of each policy of insurance, unless applicable law specifies some lesser period.

(c)           If Lender is collecting Imposition Deposits, to the extent that Lender holds sufficient Imposition Deposits for the purpose of paying a specific Imposition, then Borrower shall not be obligated to pay such Imposition, so long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received.  If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable.  Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or (iii) Borrower has failed to provide Lender with bills and premium notices as provided above.

(d)           Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender.

(e)           Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall furnish to Lender, on or before the date this Instrument requires such Impositions to be paid, receipts evidencing that such payments were made.

16.           LIENS; ENCUMBRANCES.  Borrower acknowledges that, to the extent provided in Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a "Lien") on the Mortgaged Property (other than the lien of this Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a "Transfer" which constitutes an Event of Default and subjects Borrower to personal liability under the Note.

17.           PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY.

(a)           Borrower shall not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)           Borrower shall not abandon the Mortgaged Property.

(c)           Borrower shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair; however, Borrower shall not be obligated to perform such restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available insurance proceeds and/or condemnation awards to the payment of Indebtedness pursuant to Section 19(h)(ii), (iii), (iv) or (v), or pursuant to Section 20.

(d)           Borrower shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality.

(e)           Borrower shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender at all times under a contract approved by Lender in writing, which contract must be terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or its successors.

(f)           Borrower shall give Notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument.  Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except (i) in connection with the replacement of tangible Personalty, (ii) if Borrower is a cooperative housing corporation or association, to the extent permitted with respect to individual dwelling units under the form of proprietary lease or occupancy agreement and (iii) repairs and replacements in connection with making an individual unit ready for a new occupant.

(g)           Unless otherwise waived by Lender in writing, Borrower must have or must establish and must adhere to the MMP.  If the Borrower is required to have an MMP, the Borrower must keep all MMP documentation at the Mortgaged Property or at the management agent's office and available for the Lender or the Loan Servicer to review during any annual assessment or other inspection of the Mortgaged Property that is required by Lender.

(h)           If Borrower is a housing cooperative corporation or association, until the Indebtedness is paid in full Borrower shall not reduce the maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements below a level which is sufficient to pay all expenses of the Borrower, including, without limitation, all operating and other expenses for the Mortgaged Property and all payments due pursuant to the terms of the Note and any Loan Documents.

18.           ENVIRONMENTAL HAZARDS.

(a)           Except for matters described in Section 18(b), Borrower shall not cause or permit any of the following:

(i)
the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property;

(ii)	the transportation of any Hazardous Materials to, from, or across the Mortgaged Property;

(iii)
any occurrence or condition on the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws;

(iv)	any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property; or

(v)	any violation or noncompliance with the terms of any O&M Program as defined in subsection (d).

The matters described in clauses (i) through (v) above, except as otherwise provided in Section 18(b), are referred to collectively in this Section 18 as "Prohibited Activities or Conditions."

(b)           Prohibited Activities or Conditions shall not include lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

(c)           Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions.  Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(d)           As required by Lender, Borrower shall also have established a written operations and maintenance program with respect to certain Hazardous Materials.  Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to this Section 18 must be approved by Lender and shall be referred to herein as an "O&M Program."  Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to comply with each O&M Program.  Borrower shall pay all costs of performance of Borrower's obligations under any O&M Program, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of each O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender.  Any such out-of-pocket costs of Lender that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.

(e)           Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Instrument):

(i)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property;

(ii)	to the best of Borrower's knowledge after reasonable and diligent inquiry, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property;

(iii)
the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past.  If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;

(iv)
to the best of Borrower's knowledge after reasonable and diligent inquiry, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials.  Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect;

(v)
to the best of Borrower's knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(vi)
there are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition; and

(vii)
Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property.

(f)           Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:

(i)	Borrower's discovery of any Prohibited Activity or Condition;

(ii)
Borrower's receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, management agent, Governmental Authority or other person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; or

(iii)	Borrower's breach of any of its obligations under this Section 18.

Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.

(g)           Borrower shall pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition ("Environmental Inspections"), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender's consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist.  Any such costs incurred by Lender (including Attorneys' Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.  As long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by

Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender shall make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender.  Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property.  Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender.  Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale.  Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results to any third party of any Environmental Inspections made by or for Lender, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Environmental Inspections made by or for Lender.

(h)           If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower shall, by the earlier of (i) the applicable deadline required by Hazardous Materials Law or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law.  If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so.  Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.

(i)           Borrower shall comply with all Hazardous Materials Laws applicable to the Mortgaged Property.  Without limiting the generality of the previous sentence, Borrower shall (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits; (ii) cooperate with any inquiry by any Governmental Authority; and (iii) comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(j)           Borrower shall indemnify, hold harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the "Indemnitees") from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys' Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	any breach of any representation or warranty of Borrower in this Section 18;

(ii)	any failure by Borrower to perform any of its obligations under this Section 18;

(iii)	the existence or alleged existence of any Prohibited Activity or Condition;

(iv)
the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements or on or under any property of Borrower that is adjacent to the Mortgaged Property; and

(v)	the actual or alleged violation of any Hazardous Materials Law.

(k)           Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees.  In any circumstances in which the indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding.  However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in its discretion, Lender shall permit Borrower to undertake the actions referenced in this Section 18 in accordance with this Section 18(k) and Section 18(l) so long as Lender approves such action, which approval shall not be unreasonably withheld or delayed.  Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants' fees and Attorneys' Fees and Costs.

(l)           Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim"), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (ii) may materially and adversely affect Lender, as determined by Lender in its discretion.

(m)           Borrower's obligation to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or any guarantor to receive notice of or consideration for any of the following:

(i)	any amendment or modification of any Loan Document;

(ii)	any extensions of time for performance required by any Loan Document;

(iii)
any provision in any of the Loan Documents limiting Lender's recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness;

(iv)	the accuracy or inaccuracy of any representations and warranties made by Borrower under this Instrument or any other Loan Document;

(v)	the release of Borrower or any other person, by Lender or by operation of law, from performance of any obligation under any Loan Document;

(vi)	the release or substitution in whole or in part of any security for the Indebtedness; and

(vii)	Lender's failure to properly perfect any lien or security interest given as security for the Indebtedness.

(n)           Borrower shall, at its own cost and expense, do all of the following:

(i)
pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 18;

(ii)	reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 18; and

(iii)
reimburse Indemnitees for any and all expenses, including Attorneys' Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Section 18, or in monitoring and participating in any legal or administrative proceeding.

(o)           The provisions of this Section 18 shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument.  Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower shall have no obligation to indemnify the Indemnitees under this Section 18 after the date of the release of record of the lien of this Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

19.           PROPERTY AND LIABILITY INSURANCE.

(a)           Borrower shall keep the Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire, windstorm and allied perils, general boiler and machinery coverage, and business interruption including loss of rental value insurance for the Mortgaged Property with extra expense insurance.  If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage.  In the event any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional insurance is necessary or prudent, Borrower shall pay for all such documentation at its sole cost and expense.  Borrower acknowledges and agrees that Lender's insurance requirements may change from time to time throughout the term of the Indebtedness.  If any of the Improvements is located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as an area having special flood hazards, Borrower shall insure such Improvements against loss by flood.  All insurance required pursuant to this Section 19(a) shall be referred to as "Hazard Insurance."  All policies of Hazard Insurance must include a non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender.

(b)           All premiums on insurance policies required under this Section 19 shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment.  All such policies shall also be in a form approved by Lender.  Borrower shall deliver to Lender a legible copy of each insurance policy (or duplicate original) and Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums.  At least 5 days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender evidence acceptable to Lender that the policy has been renewed.  If Borrower has not delivered a legible copy of each renewal policy (or a duplicate original) prior to the expiration date of any insurance policy, Borrower shall deliver a legible copy of each renewal policy (or a duplicate original) in a form satisfactory to Lender within 120 days after the expiration date of the original policy.

(c)           Borrower shall maintain at all times commercial general liability insurance, workers' compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.  All policies for general liability insurance must contain a standard additional insured provision, in favor of, and in a form approved by, Lender.

(d)           All insurance policies and renewals of insurance policies required by this Section 19 shall be in such amounts and for such periods as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

(e)           Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

(f)           In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender.  Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Hazard Insurance, to appear in and prosecute any action arising from such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, and to deduct from such proceeds Lender's expenses incurred in the collection of such proceeds.  This power of attorney is coupled with an interest and therefore is irrevocable.  However, nothing contained in this Section 19 shall require Lender to incur any expense or take any action.  Lender may, at Lender's option, (i) require a "repair or replacement" settlement, in which case  the proceeds will  be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the "Restoration"), or (ii) require an "actual cash value" settlement in which case  the proceeds may be applied to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to require a repair or replacement settlement and apply insurance proceeds to Restoration, Lender shall apply the proceeds in accordance with Lender's then-current policies relating to the restoration of casualty damage on similar multifamily properties.

(g)           Notwithstanding any provision to the contrary in this Section 19, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing,

(i)
in the event of a casualty resulting in damage to the Mortgaged Property which will cost $10,000 or less to repair, the Borrower shall have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of the Lender so long as the insurance proceeds are used solely for the Restoration of the Mortgaged Property; and

(ii)
in the event of a casualty resulting in damage to the Mortgaged Property which will cost more than $10,000 but less than $50,000 to repair, the Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender shall hold the applicable insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and shall not apply such proceeds to the payment of sums due under this Instrument.

(h)           Lender will have the right to exercise its option to apply insurance proceeds to the payment of the Indebtedness only if Lender determines that at least one of the following conditions is met:

(i)	an Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing;

(ii)
Lender determines, in its discretion, that there will not be sufficient funds from insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration;

(iii)
Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property;

(iv)
Lender determines, in its discretion, that the Restoration will not be completed at least one year before the Maturity Date (or six months before the Maturity Date if Lender determines in its discretion that re-leasing of the Mortgaged Property will be completed within such six-month period); or

(v)	Lender determines that the Restoration will not be completed within one year after the date of the loss or casualty.

(i)           If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(j)           Unless Lender otherwise agrees in writing, any application of any insurance proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments.

(k)           Borrower agrees to execute such further evidence of assignment of any insurance proceeds as Lender may require.

20.           CONDEMNATION.

(a)           Borrower shall promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a "Condemnation").  Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing.  Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender.  This power of attorney is coupled with an interest and therefore is irrevocable.  However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action.  Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b)           Lender may apply such awards or proceeds, after the deduction of Lender's expenses incurred in the collection of such amounts (including Attorneys' Fees and Costs) at Lender's option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower.  Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments.  Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

21.           TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.  [NO RIGHT TO TRANSFER].

(a)           "Transfer" means
(i)	a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law);

(ii)	the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law);

(iii)	the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock;

(iv)	the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or

(v)	the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer.

(b)           "Transfer" does not include

(i)	a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument,

(ii)	the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code, or

(iii)	a lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

(c)           The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 21(e) to the contrary:

(i)	a Transfer to which Lender has consented;

(ii)	a Transfer that occurs in accordance with Section 21(d);

(iii)	the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;

(iv)
a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

(v)
the creation of a mechanic's, materialman's, or judgment lien against the Mortgaged Property which is released of record or otherwise remedied to Lender's satisfaction within 60 days of the date of creation; and

(vi)
if Borrower is a housing cooperative corporation or association, the Transfer of more than 49 percent of the shares in the housing cooperative or the assignment of more than 49 percent of the occupancy agreements or leases relating thereto by tenant shareholders of the housing cooperative or association to other tenant shareholders.

(d)           The occurrence of any of the following Transfers shall not constitute an Event of Default under this Instrument, provided that Borrower has notified Lender in writing within 30 days following the occurrence of any of the following, and such Transfer does not constitute an Event of Default under any other Section of this Instrument:

(i)
a change of the Borrower's name, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(ii)
a change of the form of the Borrower not involving a transfer of the Borrower's assets and not resulting in any change in liability of any Initial Owner, provided that UCC financing statements and/or amendments sufficient to continue the perfection of Lender's security interest have been properly filed and copies have been delivered to Lender;

(iii)	the merger of the Borrower with another entity when the Borrower is the surviving entity;

(iv)	a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person;

(v)
the grant of an easement, if before the grant Lender determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses, including Attorneys' Fees and Costs, incurred by Lender in connection with reviewing Borrower's request.

(e)           The occurrence of any of the following Transfers shall constitute an Event of Default under this Instrument:

(i)	a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;

(ii)
if Borrower is a limited partnership, a Transfer of (A) any general partnership interest, or (B) limited partnership interests in Borrower that would cause the Initial Owners of Borrower to own less than a Controlling Interest of all limited partnership interests in Borrower;

(iii)	if Borrower is a general partnership or a joint venture, a Transfer of any general partnership or joint venture interest in Borrower;

(iv)
if Borrower is a limited liability company, (A) a Transfer of any membership interest in Borrower which would cause the Initial Owners to own less than a Controlling Interest of all the membership interests in Borrower, (B) a Transfer of any membership or other interest of a manager in Borrower that results in a change of manager, or (C) a change of a nonmember manager;

(v)
if Borrower is a corporation, (A) the Transfer of any voting stock in Borrower which would cause the Initial Owners to own less than a Controlling Interest of any class of voting stock in Borrower or (B) if the outstanding voting stock in Borrower is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 5 percent or more of that stock;

(vi)	if Borrower is a trust, (A) a Transfer of any beneficial interest in Borrower which would cause the Initial Owners to own less than a Controlling

Interest of all the beneficial interests in Borrower, (B) the termination or revocation of the trust, or (C) the removal, appointment or substitution of a trustee of Borrower;

(vii)
if Borrower is a limited liability partnership, (A) a Transfer of any partnership interest in Borrower which would cause  the Initial Owners to own less than a Controlling Interest of all partnership interests in Borrower, or (B) a transfer of any partnership or other interest of a managing partner in Borrower that results in a change of manager; and

(viii)	a Transfer of any interest in a Controlling Entity which, if such Controlling Entity were Borrower, would result in an Event of Default under any of Sections 21(e)(i) through (vii) above.

Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.

22.           EVENTS OF DEFAULT.  The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

(a)           any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;

(b)           any failure by Borrower to maintain the insurance coverage required by Section 19;

(c)           any failure by Borrower to comply with the provisions of Section 33;

(d)           fraud or material misrepresentation or material omission by Borrower, any of its officers, directors, trustees, general partners or managers or any guarantor in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

           (e)           any failure by Borrower to comply with the provisions of Section 20;

(f)           any Event of Default under Section 21;

(g)           the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender's reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property;

(h)           any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (g)), as and when required, which continues for a period of 30 days after Notice of such failure by Lender to Borrower.  However, if Borrower's failure to perform its obligations as described in this Section 22(h) is of the nature that it cannot be cured within the 30 day grace period but reasonably could be cured within 90 days, then Borrower shall have additional time as determined by Lender in its discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the 30-day grace period and diligently pursues the cure of such default.  However, no such Notice or grace periods shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

(i)           any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document;

(j)           any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable;

(k)           any  voluntary filing by Borrower for bankruptcy protection under the United States Bankruptcy Code or any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights to which Borrower voluntarily becomes subject, or the commencement of any involuntary case against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights which case is not dismissed or discharged within 90 days after filing; and

(l)           any representations and warranties by Borrower in this Instrument which is false or misleading in any material respect.

23.           REMEDIES CUMULATIVE.  Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

24.           FORBEARANCE.

(a)           Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions:  extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

(b)           Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy.  The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender.  Lender's receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.

25.           LOAN CHARGES.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness.  For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

26.           WAIVER OF STATUTE OF LIMITATIONS.  Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.

27.           WAIVER OF MARSHALLING.  Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law.  Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies.  Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

28.           FURTHER ASSURANCES.  Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

29.           ESTOPPEL CERTIFICATE.  Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect  (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.

30.           GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

(a)           This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the "Property Jurisdiction").

(b)           Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document may be litigated in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Section 30 is intended to limit Lender's right to bring any suit, action or proceeding relating to matters under this Instrument in any court of any other jurisdiction.

31.           NOTICE.

(a)           All Notices, demands and other communications ("Notice") under or concerning this Instrument shall be in writing.  Each Notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

(b)           Any party to this Instrument may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 31.  Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 31, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it shall be deemed for purposes of this Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)           Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given shall be given in accordance with this Section 31.

32.           SALE OF NOTE; CHANGE IN SERVICER; LOAN SERVICING.  The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior Notice to Borrower.  A sale may result in a change of the Loan Servicer.  There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note.  If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary.  If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender shall govern.

33.           SINGLE ASSET BORROWER.  Until the Indebtedness is paid in full, Borrower (a) shall not own any real or personal property other than the Mortgaged Property and personal property related to the operation and maintenance of the Mortgaged Property;  (b) shall not operate any business other than the management and operation of the Mortgaged Property; and (c) shall not maintain its assets in a way difficult to segregate and identify.

34.           SUCCESSORS AND ASSIGNS BOUND.  This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower.  However, a Transfer not permitted by Section 21 shall be an Event of Default.

35.           JOINT AND SEVERAL LIABILITY.  If more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities shall be joint and several.

36.           RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

(a)           The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

(b)           No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document.  Without limiting the generality of the preceding sentence, (i) any arrangement (a "Servicing Arrangement") between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

37.           SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect.  This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument.  This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought; provided, however, that in the event of a Transfer prohibited by or requiring Lender's approval under Section 21, any or some or all of the Modifications to Instrument set forth in Exhibit B (if any) may be modified or rendered void by Lender at Lender's option by Notice to Borrower and the transferee(s).

38.           CONSTRUCTION.  The captions and headings of the Sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument.  Any reference in this Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument.  All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument.  Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.  Use of the singular in this Agreement includes the plural and use of the plural includes the singular.  As used in this Instrument, the term "including" means "including, but not limited to."

39.           DISCLOSURE OF INFORMATION.  Lender may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including but not limited to trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender.  Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including but not limited to any right of privacy.

40.           NO CHANGE IN FACTS OR CIRCUMSTANCES.  Borrower warrants that (a) all information in the application for the loan submitted to Lender (the "Loan Application") and in all financial statements, rent schedules, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects; and (b) there has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

41.           SUBROGATION. If, and to the extent that, the proceeds of the loan evidenced by the Note, or subsequent advances under Section 12, are used to pay, satisfy or discharge a Prior Lien, such loan proceeds or advances shall be deemed to have been advanced by Lender at Borrower's request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

42.           ADJUSTABLE RATE MORTGAGE - THIRD PARTY CAP AGREEMENT "CAP COLLATERAL."

(a)           If the Note provides for interest to accrue at an adjustable or variable interest rate (other than during the "Extension Period," as defined in the Note, if applicable), then the definition of "Mortgaged Property" shall include the "Cap Collateral."  The "Cap Collateral" shall mean

(i)
any interest rate cap agreement, interest rate swap agreement, or other interest rate-hedging contract or agreement obtained by Borrower as a requirement of any Loan Document or as a condition of Lender's making the Loan (a "Cap Agreement");

(ii)
any and all moneys (collectively, "Cap Payments") payable pursuant to any Cap Agreement by the interest rate cap provider or other counterparty to a Cap Agreement or any guarantor of the obligations of any such cap provider or counterparty (a "Cap Provider");

(iii)
all rights of Borrower under any Cap Agreement and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, whether existing now or arising after the date of this Instrument;

(iv)
all rights, liens and security interests or guaranties granted by a Cap Provider or any other person to secure or guaranty payment of any Cap Payment whether existing now or granted after the date of this Instrument;

(v)	all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether existing now or created after the date of this Instrument; and

(vi)	all cash and non-cash proceeds and products of (ii) – (v) above.

(b)           As additional security for Borrower's obligation under the Loan Documents, Borrower hereby assigns and pledges to Lender all of Borrower's right, title and interest in and to the Cap Collateral.  Borrower has instructed and will instruct each Cap Provider and any guarantor of a Cap Provider's obligations to make Cap Payments directly to Lender or to Loan Servicer on behalf of Lender.

(c)           So long as there is no Event of Default, Lender or Loan Servicer will remit to Borrower each Cap Payment received by Lender or Loan Servicer with respect to any month for which Borrower has paid in full the monthly installment of principal and interest or interest only, as applicable, due under the Note.  Alternatively, at Lender's option so long as there is no Event of Default, Lender may apply a Cap Payment received by Lender or Loan Servicer with respect to any month to the applicable monthly payment of accrued interest due under the Note if Borrower has paid in full the remaining portion of such monthly payment of principal and interest or interest only, as applicable.

(d)           Following an Event of Default, in addition to any other rights and remedies Lender may have, Lender may retain any Cap Payments and apply them to the Indebtedness in such order and amounts as Lender determines.  Neither the existence of a Cap Agreement nor anything in this Instrument shall relieve Borrower of its primary obligation to timely pay in full all amounts due under the Note and otherwise due on account of the Indebtedness.

(e)           If the Note does not provide for interest to accrue at an adjustable or variable interest rate (other than during the Extension Period) then this Section 42 shall be of no force or effect.

43.           ACCELERATION; REMEDIES.  At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Texas law or provided in this Instrument or in any other Loan Document.  Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing.  Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys’ fees, costs of documentary evidence, abstracts and title reports.

(a)           If Lender invokes the power of sale, Lender may, by and through the Trustee, or otherwise, sell or offer for sale the Mortgaged Property in such portions, order and parcels as Lender may determine, with or without having first taken possession of the Mortgaged Property, to the highest bidder for cash at public auction.  Such sale shall be made at the courthouse door of the county in which all or any part of the Land to be sold is situated (whether the parts or parcel, if any, situated in different counties are contiguous or not, and without the necessity of having any Personalty present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., after advertising the time, place and terms of sale and that portion of the Mortgaged Property to be sold by posting or causing to be posted written or printed notice of sale at least twenty-one (21) days before the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Land may be situated, and by filing such notice with the County Clerk(s) of the county(s) in which all or a portion of the Land may be situated, which notice may be posted and filed by the Trustee acting, or by any person acting for the Trustee, and Lender has, at least twenty-one (21) days before the date of the sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the Indebtedness according to Lender’s records by the deposit of such notice, enclosed in a postpaid wrapper, properly addressed to such debtor at debtor’s most recent address as shown by Lender’s records, in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

(b)           Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Mortgaged Property so sold in fee simple with covenants of general warranty.  Borrower covenants and agrees to defend generally the purchaser’s title to the Mortgaged Property against all claims and demands.  The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements contained in those recitals.  Trustee shall apply the proceeds of the sale in the following order:  (i) to all reasonable costs and expenses of the sale, including reasonable Trustee’s fees not to exceed 5% of the gross sales price, attorneys’ fees and costs of title evidence; (ii) to the Indebtedness in such order as Lender, in Lender’s discretion, directs; and (iii) the excess, if any, to the person or persons legally entitled to the excess.

(c)           If all or any part of the Mortgaged Property is sold pursuant to this Section 43, Borrower will be divested of any and all interest and claim to the Mortgaged Property, including any interest or claim to all insurance policies, utility deposits, bonds, loan commitments and other intangible property included as a part of the Mortgaged Property.  Additionally, after a sale of all or any part of the Land, Improvements, Fixtures and Personalty, Borrower will be considered a tenant at sufferance of the purchaser of the same, and the purchaser shall be entitled to immediate possession of such property.  If Borrower shall fail to vacate the Mortgaged Property immediately, the purchaser may and shall have the right, without further notice to Borrower, to go into any justice court in any precinct or county in which the Mortgaged Property is located and file an action in forcible entry and detainer, which action shall lie against Borrower or its assigns or legal representatives, as a tenant at sufferance.  This remedy is cumulative of any and all remedies the purchaser may have under this Instrument or otherwise.

(d)           In any action for a deficiency after a foreclosure under this Instrument, if any person against whom recovery is sought requests the court in which the action is pending to determine the fair market value of the Mortgaged Property, as of the date of the foreclosure sale, the following shall be the basis of the court’s determination of fair market value:

(i)
the Mortgaged Property shall be valued “as is” and in its condition as of the date of foreclosure, and no assumption of increased value because of post-foreclosure repairs, refurbishment, restorations or improvements shall be made;

(ii)	any adverse effect on the marketability of title because of the foreclosure or because of any other title condition not existing as of the date of this Instrument shall be considered;

(iii)
the valuation of the Mortgaged Property shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash within a six month-period after foreclosure;

(iv)
although the Mortgaged Property may be disposed of more quickly by the foreclosure purchaser, the gross valuation of the Mortgaged Property as of the date of foreclosure shall be discounted for a hypothetical reasonable holding period (not to exceed 6 months) at a monthly rate equal to the average monthly interest rate on the Note for the twelve months before the date of foreclosure;

(v)
the gross valuation of the Mortgaged Property as of the date of foreclosure shall be further discounted and reduced by reasonable estimated costs of disposition, including brokerage commissions, title policy premiums, environmental assessment and clean-up costs, tax and assessment, prorations, costs to comply with legal requirements and attorneys’ fees;

(vi)
expert opinion testimony shall be considered only from a licensed appraiser certified by the State of Texas and, to the extent permitted under Texas law, a member of the Appraisal Institute, having at least five years’ experience in appraising property similar to the Mortgaged Property in the county where the Mortgaged Property is located, and who has conducted and prepared a complete written appraisal of the Mortgaged Property taking into considerations the factors set forth in this Instrument; no expert opinion testimony shall be considered without such written appraisal;

(vii)	evidence of comparable sales shall be considered only if also included in the expert opinion testimony and written appraisal referred to in subsection (vi), above; and

(viii)
an affidavit executed by Lender to the effect that the foreclosure bid accepted by Trustee was equal to or greater than the value of the Mortgaged Property determined by Lender based upon the factors and methods set forth in subsections (i) through (vii) above before the foreclosure shall constitute prima facie evidence that the foreclosure bid was equal to or greater than the fair market value of the Mortgaged Property on the foreclosure date.

(e)           Lender may, at Lender’s option, comply with these provisions in the manner permitted or required by Title 5, Section 51.002 of the Texas Property Code (relating to the sale of real estate) or by Chapter 9 of the Texas Business and Commerce Code (relating to the sale of collateral after default by a debtor), as those titles and chapters now exist or may be amended or succeeded in the future, or by any other present or future articles or enactments relating to same subject.  Unless expressly excluded, the Mortgaged Property shall include Rents collected before a foreclosure sale, but attributable to the period following the foreclosure sale, and Borrower shall pay such Rents to the purchaser at such sale.  At any such sale:

(i)	whether made under the power contained in this Instrument, Section 51.002 of the Texas Property Code, Chapter 9 of the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Borrower shall deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser as completely as if the property had been actually present and delivered to the purchaser at the sale;

(ii)	each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Borrower;

(iii)
the recitals contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited in the Instrument, including nonpayment of the Indebtedness and the advertisement and conduct of the sale in the manner provided in this Instrument and otherwise by law and the appointment of any successor Trustee;

(iv)	all prerequisites to the validity of the sale shall be conclusively presumed to have been satisfied;

(v)
the receipt of Trustee or of such other party or officer making the sale shall be sufficient to discharge to the purchaser or purchasers for such purchaser(s)’ purchase money, and no such purchaser or purchasers, or such purchaser(s)’ assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication of such purchase money;

(vi)
to the fullest extent permitted by law, Borrower shall be completely and irrevocably divested of all of Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar to any claim to all or any part of the property sold, both at law and in equity, against Borrower and against any person claiming by, through or under Borrower; and

(vii)	to the extent and under such circumstances as are permitted by law, Lender may be a purchaser at any such sale.

44.           RELEASE.  Upon payment of the Indebtedness, Lender shall release this Instrument.  Borrower shall pay Lender’s reasonable costs incurred in releasing this Instrument.

45.           TRUSTEE.

(a)           Trustee may resign by giving of notice of such resignation in writing to Lender.  If Trustee shall die, resign or become disqualified from acting under this Instrument or shall fail or refuse to act in accordance with this Instrument when requested by Lender or if for any reason and without cause Lender shall prefer to appoint a substitute trustee to act instead of the original Trustee named in this Instrument or any prior successor or substitute trustee, Lender shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the original Trustee named in this Instrument.  Such appointment may be executed by an authorized officer, agent or attorney-in-fact of Lender (whether acting pursuant to a power of attorney or otherwise), and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by Lender.

(b)           Any successor Trustee appointed pursuant to this Section shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of the predecessor Trustee with like effect as if originally named as Trustee in this Instrument; but, nevertheless, upon the written request of Lender or such successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by the Trustee ceasing to act to the successor Trustee.

(c)           Trustee may authorize one or more parties to act on Trustee’s behalf to perform the ministerial functions required of Trustee under this Instrument, including the transmittal and posting of any notices.

46.           VENDOR’S LIEN; RENEWAL AND EXTENSION.  The Note is primarily secured by the Vendor’s Lien retained in the Deed, bearing the same date as this Instrument, conveying the Mortgaged Property to Borrower, which Vendor’s Lien has been assigned to Lender, this Instrument being additional security therefor.

47.           NO FIDUCIARY DUTY.  Lender owes no fiduciary or other special duty to Borrower.

48.           FIXTURE FILING.  This Instrument is also a fixture filing under the Uniform Commercial Code of Texas.

49.           ADDITIONAL PROVISIONS REGARDING ASSIGNMENT OF RENTS. Section 3 shall not be construed to require a pro tanto or other reduction of the Indebtedness resulting from the assignment of Rents.  If the provisions of Section 3 and the preceding sentence cause the assignment of Rents in Section 3 to be deemed to be an assignment for additional security only, Lender shall be entitled to all rights, benefits and remedies attendant to such collateral assignment.  The assignment of Rents contained in Section 3 shall terminate upon the release of this Instrument.

50.           LOAN CHARGES.  Borrower and Lender intend at all times to comply with the laws of the State of Texas governing the maximum rate or amount of interest payable on or in connection with the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount payable under the Note, this Instrument or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if acceleration of the maturity of the Indebtedness, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by any applicable law, then Borrower and Lender expressly intend that all excess amounts collected by Lender shall be applied to reduce the unpaid principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of the Note, this Instrument and the other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under the Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents.  The right to accelerate the maturity of the Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by any applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling.  Notwithstanding any provision contained in the Note, this Instrument or any other Loan Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of the Indebtedness, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Indebtedness shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Instrument or any other Loan Document (such as for the payment of Impositions and similar expenses or costs).

51.           ENTIRE AGREEMENT.  THIS INSTRUMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

52.           WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

ATTACHED EXHIBITS.  The following Exhibits are attached to this Instrument:

|X|           Exhibit A                                Description of the Land (required).

|X|           Exhibit B                                Modifications to Instrument

|X|           Exhibit C                                List of Material Contracts

|X|           Exhibit D                                Additional Modifications to Instrument

IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

EMERITOL EASTMAN ESTATES LLC, a Delaware limited liability company

By:	Batus, LLC, a Delaware limited liability company, its Sole Member

By:	Summerville Senior Living, Inc., a Delaware corporation, its Administrative Member

By:_/s/ Eric Mendelsohn _____
Name:                      Eric Mendelsohn
Title:	Senior Vice President Corporate Development

STATE OF WASHINGTON                                                                           )

) ss

COUNTY OF KING                                                                           )

This instrument was acknowledged before me on October 9th, 2008, by Eric Mendelsohn, Senior Vice President, Corporate Development, of Summerville Senior Living, Inc., a Delaware corporation, the Administrative Member of Batus, LLC, a Delaware limited liability company, the Sole Member of EMERITOL EASTMAN ESTATES LLC, a Delaware limited liability company, on behalf of said limited liability company.

/s/ Teresa K. Franklin
Notary Public

 Teresa K. Franklin
Printed Name:

My Commission Expires: 2-9-11

EXHIBIT A

DESCRIPTION OF THE LAND

All that certain lot, tract or parcel of land BEING ALL OF LOT 1, BLOCK 1, OF PARTNERS ADDITION UNIT 1, as shown on the plat of same recorded in Volume 2947, Page 610, of said Public Official Records, Gregg County, Texas.

A - 1

EXHIBIT B

MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:

I.           COMMITMENT MODIFICATIONS.

1.	Section 1(y)(xv) is hereby deleted in its entirety and restated as follows:

“(xv)
all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property; provided however, that the name “Emeritus” and/or associated trademark rights are not assigned to Lender.”

2.	The second sentence of Section 4(e) is hereby deleted in its entirety and restated as follows:

“All Leases for residential dwelling units shall be on forms approved by Lender, shall not include options to purchase and shall be for initial terms of at least ~~six (6) months~~ one (1) month and not more than two (2) years.~~, except that not more than ____ percent (____%) of the residential units may have Leases with initial terms of less than six (6) months but not less than one (1) month.~~”  [deleted text intentionally shown for reference]

3.           Section 14(d)(i) is amended to read as follows:

"(i)	a balance sheet for Borrower and a statement of income and expenses and a statement of changes in financial position of Borrower for Borrower's most recent fiscal year;".

4.	Section 15(b) is amended by adding "and Section 15(d)" after "Section 15(c)" in the first line.

5.           Section 18(j)(v) is hereby deleted in its entirety and the following is substituted therefor:

"(v)	the actual or alleged violation of any Hazardous Materials Law with respect to the Mortgaged Property."

6.
Section 19(g) of the Instrument is hereby modified by:  (i) changing the number “$10,000” in Section 19(g)(i) to “$50,000” and (ii) changing the numbers “$10,000” and “$50,000” in Section 19(g)(ii) to “$50,000” and “$100,000” respectively.

7.	Section 19(h) is amended by adding the following in the first line immediately after "option" and immediately before "to": "to require an ‘actual cash value’ settlement and/or".

8.	Section 19 is hereby modified to add the following new subsection (l):

“(l)
Borrower or an operator of the Mortgaged Property must submit annually to Lender a claims history (“Claims History”) for the Mortgaged Property comprised of a detailed list of all claims made against Borrower’s or an operator of the Mortgaged Property’s general or professional liability insurance policies or the general or professional liability insurance policy of the management agent for the Mortgaged Property or any other entity if such management agent or other entity has procured general or professional liability insurance for the Mortgaged Property on behalf of Borrower, and a summary of any pending or settled actions, suits, claims or proceedings filed against the Borrower, an operator of the Mortgaged Property, the Mortgaged Property, or a Controlling Entity. The Claims History shall be submitted within thirty (30) days after the anniversary of the date of this Instrument for each year until the Indebtedness is paid in full.”

9.	Section 19 is hereby modified to add the following new subsection (m):

“(m)
In addition to all other rights of Lender under this Section 19, Lender reserves the right to require Borrower to obtain and maintain conventional insurance (in lieu of its current captive insurer’s coverage) in the event the market improves for professional liability insurance or in the event Borrower’s current captive insurer (National Orion) suffers a material adverse change in its financial conditions or its credit rating, as determined by Lender in its sole discretion.”

10.	Section 22(l) is amended by deleting "is" and inserting "was" in its place and by adding "when made" after "respect" at the end of the subsection.

11.           Section 31(a) is amended by changing "Notices" to "notices" in the first line.

12.	Section 40(a) is amended by (a) deleting the word "are" and inserting in its place the word "was" and (b) by adding after the word "respects" and before the semi-colon (;) the phrase "as of its date".

13.	The following new Section is added to the Instrument:

“53.	MEDICARE AND MEDICAID; ALZHEIMERS OR DEMENTIA.

(a)
No more than 25% of the aggregate number of licensed beds at the Mortgaged Property and at the Related Properties (as defined in the Cross-Collateralization Agreement and Amendment to Security Instrument of even date herewith, between Borrower and Lender), may participate in Medicare or Medicaid programs.

(b)
If the covenant in section (a) above is violated, the Borrower must immediately fund a transition reserve with cash in an amount equal to the aggregate of six (6) months of principal and interest payments due under the terms of the Note for the next six (6) months.  If the Note provides for interest to accrue at an adjustable or variable interest rate (other than during the "Extension Period," as defined in the Note, if applicable), then the Lender shall estimate the amount of the interest due during such six-month period.  The Borrower must also enter into a transition reserve agreement acceptable to Lender in form and content.

(c)
Borrower shall furnish to Lender, within ten (10) days after receipt by Borrower, any operator of the Mortgaged Property or any management agent for the Mortgaged Property, any and all notices from any Governmental Authority that the Medicare or Medicaid certification of the Mortgaged Property is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade any such certification.

(d)
Borrower shall furnish to Lender, within ten (10) days after receipt by Borrower, any operator of the Mortgaged Property or any management agent for the Mortgaged Property, a copy of any survey, report or statement of deficiencies by any Governmental Authority administering Medicare or Medicaid funds or programs.  Within the time period specified by any such Governmental Authority for furnishing a plan of correction, the Borrower shall furnish to Lender a copy of the plan of correction.  Borrower shall correct or shall cause to be corrected any deficiency the curing of which is a condition of continued eligibility for Medicare or Medicaid payment or reimbursement, including full participation in Medicare and Medicaid for existing residents and for new residents to be admitted with Medicare or Medicaid coverage by the date required for cure by the Governmental Authority.

(e)
Other than in the normal course of business, Borrower shall not, and shall not permit any operator of the Mortgaged Property or any management agent for the Mortgaged Property to, change the terms of any of the Medicaid, Medicare or other third party payor programs or its normal billing payment and reimbursement policies and procedures with respect thereto (including, without limitation, the amount and timing of finance charges, fees and write-offs).

(f)
Borrower shall provide Lender within ten (10) days of the required filing of cost reports of the Mortgaged Property with the Medicaid agency or the date of actual filing of such cost report of the Mortgaged Property with such agency, whichever is earlier, with a complete and accurate copy of the annual Medicaid cost report of the Mortgaged Property, which will be prepared by an independent certified public accountant or by an experienced cost report preparer acceptable to Lender, and shall promptly furnish Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

(g)
Borrower will permit and will cause any management agent for the Mortgaged Property or any operator of the Mortgaged Property to permit representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect during its normal business hours and at any other reasonable times any of the Mortgaged Property and to make photographs thereof, and to write down and record any information such representatives obtain, and shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender under or in connection with this Security Instrument or any of the other Loan Documents and to discuss all such matters with its officers, employees and representatives.

(h)
Borrower will furnish and will cause any management agent for the Mortgaged Property or any operator of the Mortgaged Property to furnish to Lender at Borrower’s expense all evidence, which Lender may from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Borrower in the Loan Documents and satisfaction of all conditions contained therein.

(i)
Any inspection or audit of the Mortgaged Property or the books and records of Borrower, any management agent for the Mortgaged Property or any operator of the Mortgaged Property, or the procuring of documents and financial and other information, by or on behalf of Lender, shall be for Lender’s protection only, and shall not constitute any assumption of responsibility or liability by Lender to Borrower, any management agent for the Mortgaged Property or any operator of the Mortgaged Property or anyone else with regard to the condition, construction, maintenance or operation of the Mortgaged Property, nor Lender’s approval of any certification given to Lender nor relieve Borrower of any of Borrower’s obligations or a management agent or an operator of the Mortgaged Property of any of its obligations.

(j)
Within 120 days after the end of each fiscal quarter of Borrower, Borrower shall deliver or cause management agent for the Mortgaged Property or an operator of the Mortgaged Property to deliver to Lender information in sufficient detail, as determined by Lender, to show by patient-mix (i.e., private and Medicare and Medicaid (if applicable)) the average monthly census of the Mortgaged Property, occupancy rates and the amount of income attributed to reimbursements or payments from a Medicare or Medicaid program.

(k)
After an Event of Default, Lender is authorized to give notice to all third party payors at Lender’s option, instructing them to pay all third party payments, including Medicare and Medicaid, which would be otherwise paid to Borrower or to an operator of the Mortgaged Property to Lender, to the extent permitted by law.

(l)	Borrower represents and warrants as follows:

(1)	With respect to Medicare, Medicaid or other third party payor programs:

(A)
The Mortgaged Property is in compliance in all material respects with the requirements for participation in the Medicare and Medicaid programs, including without limitation, the Medicare and Medicaid Patient Protection Act of 1987.

(B)
The Mortgaged Property is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and has a current provider agreement under Title XVIII and/or XIX of the Social Security Act or any other applicable laws for reimbursement necessary for its Intended Use.

(C)
There is no action pending or threatened to terminate the participation of the Mortgaged Property in the Medicare or Medicaid program, or any other third party payor program nor is there any decision not to renew any provider agreement related to the Mortgaged Property, nor is there any action pending or threatened to impose material intermediate or alternative sanctions with respect to the Mortgaged Property.

(D)
All Medicare, Medicaid, and private insurance cost reports and financial reports submitted by Borrower, any operator of the Mortgaged Property or any management agent for the Mortgaged Property are and will be materially accurate and complete and have not been and will not be misleading in any material respects.

(E)	No cost reports for the Mortgaged Property remain “open” or unsettled, except as otherwise disclosed to Lender.

(F)
The Mortgaged Property has not received a “Level A” (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Mortgaged Property, any management agent or operator thereof or the Borrower (or any officer, director or stockholder of any of the foregoing) during the last three (3) calendar years, and there have been no violations over the past three (3) calendar years which have threatened any certification of the Mortgaged Property, any management agent or operator thereof or the

Borrower for participation in Medicare, Medicaid or other third party payor programs.

(2)
There are no resident care agreements with residents of the Mortgaged Property or with any other persons or organizations which deviate in any material adverse respect from the standard forms customarily used at a comparable first-class facility or which conflict with any statutory or regulatory requirements.  All resident records at the Mortgaged Property, including any resident trust fund accounts, are true and correct in all material respects.

(3)
Borrower and the Mortgaged Property are not subject to any proceeding, suit or investigation by any Governmental Authority and none of the Borrower, any management agent or any operator of the Mortgaged Property has received any notice from any Governmental Authority which may result in the imposition of a fine or interim or final sanction or would result in a lower reimbursement rate for services rendered to eligible residents which has not been provided for on the financial statements provided to Lender.

(4)
Neither the execution and delivery of the Note, this Instrument or any other Loan Document, Borrower’s performance under the Loan Documents, the recordation of this Instrument, nor the exercise of any remedies by Lender, will adversely affect (A) Borrower, an operator of the Mortgaged Property or the Mortgaged Property’s right to receive Medicare and/or Medicaid payments and reimbursements with respect to the Mortgaged Property, nor materially reduce the Medicare and/or Medicaid payments and reimbursements which Borrower or an operator of the Mortgaged Property is receiving as of the date hereof, or (B) any of the Licenses.

(5)
If any existing management agreement or operating lease is terminated or Lender acquires the Mortgaged Property through foreclosure or otherwise, none of the Borrower, Lender, any subsequent management agent, any subsequent operator of the Mortgaged Property or any subsequent purchaser (through foreclosure or otherwise) must, under applicable law in existence as of the date hereof, obtain a certificate of need from any Governmental Authority (other than giving of any notice required under the applicable state law or regulation) prior to receiving certification to receive Medicare or Medicaid payments (or any successor programs) for residents having coverage thereunder, so long as neither the type of service nor any unit compliment is changed.

(m)
In addition to the Events of Default listed in Sections 22 and 54, it also shall constitute an Event of Default if Borrower, an operator of the Mortgaged Property or the Mortgaged Property should be assessed fines or penalties in excess of $50,000.00 in the aggregate with respect to the Mortgaged Property in any year by any state or any Medicare or Medicaid, health, reimbursement or licensing agency having jurisdiction over Borrower, an operator of the Mortgaged Property or the Mortgaged Property.”

(n)
No more than 35% of the aggregate number of licensed beds at the Mortgaged Property and at the Related Properties (as defined in the Cross-Collateralization Agreement and Amendment to Security Instrument of even date herewith, between Borrower and Lender), including any beds added by the construction of any additional units, may be dedicated to the care of residents with Alzheimer’s disease or other dementia.”

II.           SENIOR HOUSING MODIFICATIONS.

1.	The following new Section is added to the Instrument:

“54.                      SENIOR HOUSING.

(a)	Additions to Definitions. The following terms, when used in this Instrument, shall have the following meanings or shall add to the definitions in the main body of this Instrument, as applicable:

(1)
“Activities of Daily Living” shall mean personal care services that provide the frail elderly with assistance in eating, dressing, bathing, incontinence care and assistance in moving from one place to another (such as from a bed to a wheelchair).

(2)
“Assisted Living Residences” shall mean residences that are designed to accommodate and provide 24-hour protective oversight and assistance for individuals with functional limitations, including meals in a central location and assistance with Activities of Daily Living.

(3)
“Continuing Care Retirement Community” (“CCRC”) shall mean a property designed to provide a continuum of care within a single community. The living accommodations and care provided within a CCRC are a combination of the accommodations and services provided by Seniors Apartments, Independent Living Units, Assisted Living Residences and Skilled Nursing Beds.

(4)	“Contract” shall mean any contract for the provision of goods or services in connection with the operation or management of the

Mortgaged Property (other than residential care agreements or residential lease contracts).

(5)
“Governmental Authority” shall also include all applicable licensing or accreditation bodies or agencies (whether federal, state, county, district, municipal, city or otherwise, whether now or hereafter in existence) that have or acquire jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.

(6)
“Hazardous Materials” shall also include any medical products or devices, including, those materials defined as “medical waste” or “biological waste” under relevant statutes, ordinances or regulations pertaining to Hazardous Materials Law.

(7)	“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

(8)
“Independent Living Units” shall mean residential units that are accompanied by optional services designed to aid the residents’ independence, including, but not limited to, building security, optional meals, housekeeping, laundry, and at least some incidental services and activities not related to personal care, such as valet shopping, financial planning, unscheduled transportation, beautician services, recreational and social activities and 24-hour staff presence.

(9)
“Lease” shall also include any occupancy agreements pertaining to occupants of the Mortgaged Property, including both residential and commercial agreements and patient admission or resident care agreements.

(10)	“License” shall mean any license, permit, certificate, approval, certificate of need or authorization, governmental or otherwise, necessary to use, occupy or operate the Mortgaged Property.

(11)	“Material Contract” shall mean Contracts:

(A)	for preparing or serving food (but do not include food supply Contracts);

(B)	for medical services or healthcare provider agreements;

(C)	the average annual consideration of which, directly or indirectly, is at least $20,000; or

(D)	determined by Lender to be material to the operation of the Mortgaged Property.

(12)	“Mortgaged Property” shall also include all of the following:

(A)
All payments received from any sources, including entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited by any resident or tenant, payment of second party charges added to base rental income, base and additional meal sales, payments received from commercial operations located on the Mortgaged Property or provided as a service to the occupants of the Mortgaged Property, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from laundry service, and income and fees from any and all other services provided to residents;

(B)
All rights to payments from Medicare, Medicaid or TRICARE programs or similar federal, state or local programs or agencies and rights to payment from private insurers, arising from the operation of the Mortgaged Property;

(C)	All Licenses, approvals, permits, accreditations, determinations of need, certificates of need and other certificates;

(D)
All Contracts, operating contracts, franchises, license agreements, healthcare services contracts, food service contracts and other contracts for services related to the operation of the Mortgaged Property; and

(E)	All utility deposits.

(13)	“Privacy Laws” shall mean federal, state and local laws and regulations applicable to resident and tenant privacy. Privacy Laws include, but are not limited to, HIPAA.

(14)
“Seniors Apartments” shall mean age-restricted apartments for senior residents who are able to function independently.  These residences are typically restricted to residents 55 and older (or 62 and older).  Seniors Apartments do not provide healthcare services, medication assistance, meal services or other third-party contract services.

(15)	“Skilled Nursing Beds” shall mean a portion of a property that provides licensed skilled nursing care and related services for patients who require medical, nursing or rehabilitative services.

(b)	Intended Use. The residential units in the Mortgaged Property will be allocated as follows (the “Intended Use”):

1.	Independent Living Units	0%

2.	Assisted Living Residences	100%

3.	Skilled Nursing Beds	0%

4.	Continuing Care Retirement Community with the following percentages of use:

a.           Seniors Apartments 0%

b.           Independent Living Units 0%

c.           Assisted Living Residences 0%

d.           Skilled Nursing Beds 0%

(c)	Additional Covenants. In addition to those covenants contained in this Instrument, Borrower covenants to Lender as follows:

(1)
Borrower shall, or shall cause any operator of the Mortgaged Property to, operate the Mortgaged Property for its Intended Use and shall, or shall cause any operator of the Mortgaged Property to, provide, to Lender’s reasonable satisfaction, all of the facilities, services, staff, equipment and supplies required or normally associated with a typical high quality property devoted to the Intended Use.

(2)
Borrower shall, or shall cause any operator of the Mortgaged Property to, operate the Mortgaged Property in a manner such that all applicable Licenses will remain in full force and effect.  Borrower shall not, and shall not allow any operator or management agent to, (A) transfer any License to any location other than the Mortgaged Property, (B) pledge any License as collateral security for any other loan or indebtedness; or (C) terminate or modify any License if doing so would have a material effect on the Mortgaged Property.

(3)
Borrower shall furnish to Lender, within ten (10) days after receipt by Borrower, any operator of the Mortgaged Property, or any management agent for the Mortgaged Property, any and all notices from any Governmental Authority that (A) any License is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade any such License, (B) any violation, fine, finding, investigation or corrective action concerning any License is pending or being considered or (C) any health or safety code violation or other deficiency at the Mortgaged Property has been identified.

(4)
Borrower shall furnish to Lender, within ten (10) days after receipt by Borrower, any operator of the Mortgaged Property, or any management agent for the Mortgaged Property, a copy of any survey, report or statement of deficiencies by any Governmental Authority.  Within the time period specified by the Governmental Authority for furnishing a plan of correction, the Borrower shall furnish or shall cause to be furnished to Lender a copy of the plan of correction.  Borrower shall correct or shall cause to be corrected any deficiency the curing of which is a condition of continued licensure, certification or operation by the date required for cure by the Governmental Authority.

(5)
Upon Lender’s request and subject to Privacy Laws, Borrower shall furnish to Lender true and correct copies of all Contracts and all occupancy agreements, admission agreements and resident care agreements.

(6)
Without the prior written consent of Lender, which may be granted or withheld in Lender’s discretion, Borrower shall not, and shall not permit any operator of the Mortgaged Property or any management agent for the Mortgaged Property to, provide or contract for skilled nursing care for any of the residents other than that level of care which both (A) is consistent with the Intended Use and (B) is permissible for Borrower to provide under state or local statutes, regulations, ordinances, orders or standards.

(7)
Borrower shall not, and shall not permit any operator of the Mortgaged Property or any management agent for the Mortgaged Property to, enter into any Material Contract, unless that Material Contract provides that it is terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or its successors.

(8)
Borrower shall not, and shall not allow any operator of the Mortgaged Property or any management agent for the Mortgaged Property to, pledge any receivables as collateral security for any other loan or indebtedness.

(9)
Borrower shall fully perform all of its obligations under each Contract, and Borrower shall not amend, modify, assign or otherwise encumber its interest in any Material Contract without the prior written approval of Lender.  If Borrower enters into any

Material Contract in the future, it shall, simultaneously with entering into the Material Contract, (A) assign its rights under and interest in the Material Contract to Lender as additional security for the Indebtedness and (B) obtain and provide to Lender a consent to that assignment by the other party(ies) to the Material Contract.  If in the future any operator of the Mortgaged Property or any management agent for the Mortgaged Property enters into a Material Contract, Borrower shall cause the operator or the management agent to (i) assign its rights under and interest in the Material Contract to Lender as additional security for the Indebtedness and (ii) obtain and provide to Lender a consent to that assignment by the other party(ies) to the Material Contract.  In either case, both the assignment and the consent shall be in a form acceptable to Lender in its discretion.

(10)
Borrower shall provide Lender with a copy of any License issued in the future by a Governmental Authority within thirty (30) days after its issuance or renewal.  To the extent that any such License is assignable, Borrower shall assign it to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.  If any License is issued to an operator of the Mortgaged Property or management agent for the Mortgaged Property, to the extent such License is assignable, Borrower shall cause such operator or management agent to assign the License to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.

(11)
Subject to Privacy Laws, Borrower will furnish and will cause any management agent for the Mortgaged Property or any operator of the Mortgaged Property to furnish to Lender at Borrower’s expense all evidence, which Lender may from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Borrower in the Loan Documents and satisfaction of all conditions contained therein.

(d)	Additional Representations and Warranties. In addition to those representations and warranties contained in this Instrument, Borrower represents and warrants to Lender as follows:

(1)
Borrower has obtained or has caused any operator of the Mortgaged Property to obtain all Licenses necessary to use, occupy or operate the Mortgaged Property for its Intended Use (such Licenses being in its own name or in the name of the operator of the Mortgaged Property or the management agent for the Mortgaged Property, if any, and in any event in the names of the persons and entities required by the applicable Governmental

Authorities), and all such Licenses are in full force and effect.  Borrower has provided Lender with complete and accurate copies of all Licenses.  The Intended Use of the Mortgaged Property is in conformity with all certificates of occupancy and Licenses and any other restrictions or covenants affecting the Mortgaged Property.  The Mortgaged Property contains all equipment, staff and supplies necessary to use and operate the Mortgaged Property for its Intended Use.

(2)
Borrower and the Mortgaged Property (and its operation) are in compliance with the applicable provisions of all laws, regulations, ordinances, orders or standards of any Governmental Authority having jurisdiction over the operation of the Mortgaged Property, including:  (A) health care and fire safety codes; (B) laws regulating the preparation and serving of food; (C) laws regulating the handling and disposal of medical or biological waste; (D) the applicable provisions of all laws, rules, regulations and published interpretations of them to which the Borrower or the Mortgaged Property is subject by virtue of its Intended Use; and (E) all criteria established to classify the Mortgaged Property as housing for older persons under the Fair Housing Amendments Act of 1988.

(3)
Borrower and the Mortgaged Property are not subject to any proceeding, suit or investigation by any Governmental Authority and neither Borrower, any operator of the Mortgaged Property nor any management agent for the Mortgaged Property has received any notice from any Governmental Authority which may result in the imposition of a fine or interim or final sanction or would (i) have a material adverse effect on Borrower or the operation of the Mortgaged Property, (ii) result in the appointment of a receiver, (iii) affect Borrower’s or any operator of the Mortgaged Property’s ability to accept and retain residents, or (iv) result in the revocation, transfer, surrender, suspension or other impairment of any License.

(4)
Neither the execution and delivery of the Note, this Instrument or any other Loan Document, Borrower’s performance under the Loan Documents, the recordation of this Instrument, nor the exercise of any remedies by Lender, will adversely affect the Licenses.

(5)	Borrower is not a participant in any federal program under which any Governmental Authority may have the right to recover funds by reason of the advance of federal funds.

(6)	Borrower has received no notice of, and is not aware of, any violation of applicable antitrust laws.

(7)
If any existing management agreement or operating lease is terminated or Lender acquires the Mortgaged Property through foreclosure or otherwise, none of the Borrower, Lender, any subsequent operator or management agent, or any subsequent purchaser (through foreclosure or otherwise) must, under applicable law in existence as of the date hereof, obtain a certificate of need from any Governmental Authority (other than giving of any notice required under the applicable state law or regulation) prior to applying for any License, so long as neither the type of service nor any unit compliment is changed.

(8)	Exhibit C attached to this Instrument lists all Material Contracts now in effect.

(9)
With regard to each Material Contract listed in Exhibit C:  (i) the Material Contract is assignable without the consent of the other party thereto or Borrower and any operator of the Mortgaged Property has obtained express written consent to the assignment from the other party thereto; (ii) no previous assignment of Borrower’s or any operator of the Mortgaged Property’s interest in the Material Contract has been made; (iii) the Material Contract is in full force and effect in accordance with its respective terms; and (iv) there is no default under the Material Contract.

(10)
Each Material Contract listed in Exhibit C provides that it is terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or its successors.

(11)
Except for termination statements and continuation statements, during the 45-day period prior to the date of this Instrument, there have been no UCC financing statements filed with respect to any of the UCC Collateral listing as debtor the Borrower, any operator of the Mortgaged Property, any management agent for the Mortgaged Property or the Mortgaged Property’s common name.

(e)	Additional Events of Default. In addition to the Events of Default listed in Section 22 of this Instrument, each of the following shall also constitute an Event of Default:

(1)
Borrower’s or any operator of the Mortgaged Property’s failure within the time deadlines set by any Governmental Authority to correct any deficiency that may cause any action by such agency with respect to the Mortgaged Property to have a material adverse affect on the income or operation of the Mortgaged Property or on Borrower’s or any operator of the Mortgaged Property’s interest in the Mortgaged Property, including a termination, revocation or suspension of any applicable License, or a ban on new resident admissions.

(2)
A default under any of the Material Contracts by Borrower, by any operator of the Mortgaged Property, or by any management agent for the Mortgaged Property, which continues beyond the expiration of any applicable cure period.

(3)	Any representation or warranty made by Borrower in this Instrument or any other Loan Document was false or misleading in any material respect when made.

(4)	The Mortgaged Property is no longer classified as housing for older persons pursuant to the Fair Housing Amendments Act of 1988.

(f)
Environmental Hazards.  In addition to the activities and conditions listed in Section 18(b), “Prohibited Activities or Conditions” shall not include the presence at the Mortgaged Property of medical products or devices or medical waste, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

(g)	Financial Reporting. Section 14(b) is deleted and replaced with the following:

Within 120 days after the end of each fiscal quarter of Borrower, Borrower shall furnish to Lender a statement of income and expenses for the operation of the Mortgaged Property for that fiscal quarter, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal quarter and, when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal quarter.  If Borrower’s fiscal year is other than the calendar year, Borrower must also submit to Lender a year-end statement of income and expenses within 120 days after the end of the calendar year.

Section 14(d)(ii) is deleted in its entirety and Section 14(d)(iii) is renumbered as 14(d)(ii).

(h)	Section 21(c)(i) of this Instrument is deleted and replaced with the following:

(i)
a Transfer to which Lender has consented in Lender’s sole discretion (without limiting Lender’s sole discretion, Lender will not consent to a Transfer while an Event of Default exists) so long as Lender has received (1) a $5,000 review fee as a condition of

Lender’s considering any proposed Transfer, (2) a transfer fee in an amount equal to 1% of the unpaid principal balance of the Indebtedness immediately before the Transfer as a condition of Lender’s consent to the proposed Transfer, and (3) reimbursement for all of Lender’s out-of-pocket costs (including reasonable Attorney’s Fees and Costs) incurred in reviewing the proposed Transfer.

2.           The following new Section is added to this Instrument:

“55.                      SENIOR HOUSING OPERATOR.

(a)	Additions to Definitions. The following terms, when used in this Instrument, shall have the following meanings or shall add to the definitions in the main body of this Instrument, as applicable:

(1)
The term “Lease” shall also include any master lease agreement or operating lease under which control of the use or operation of part or all of the Mortgaged Property has been granted to another entity.

(2)	“Operating Lease” or “operating lease” shall mean that Lease, dated of even date herewith, entered into by and between Borrower, as landlord, and Operator, as tenant, leasing the Mortgaged Property.

(3)	“Operator” or “operator” shall mean ESC IV, L.P., a Washington limited partnership, the tenant of the Improvements under the Operating Lease, its successors and assigns.

(b)	Additional Covenants. In addition to those covenants contained in this Instrument, Borrower covenants to Lender as follows:

(1)
Borrower shall furnish to Lender (i) within five (5) days after the receipt by Borrower from Operator, copies of any and all notices of Borrower’s default or failure to pay or perform an obligation under the Operating Lease, and/or (ii) immediately upon the issuance by Borrower to Operator of any and all notices of Operator’s default or failure to pay or perform an obligation under the Operating Lease.

(c)	Additional Representations and Warranties. In addition to those representations and warranties contained in this Instrument, Borrower represents and warrants to Lender as follows:

(1)
Any management or Operating Lease between Borrower and Operator or between Operator and any management agent are in full force and effect and there is no default, breach or violation existing under any management agreement or Operating Lease by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party under any management agreement or Operating Lease.

(d)	Additional Events of Default. In addition to the Events of Default listed in Section 22 of this Instrument, each of the following shall also constitute an Event of Default:

(1)
With regard to the Operating Lease, (i) if the Borrower or Operator terminates the Operating Lease prior to the stated term of the Operating Lease or during any renewal period of the Operating Lease, or (ii) if Operator fails to exercise any or all renewal options contained in the Operating Lease or (iii) if Borrower and Operator amend, modify or revise in any way the Operating Lease without the prior written consent of Lender, which consent shall be given in Lender’s sole and exclusive discretion.  Notwithstanding the foregoing, it shall not be an Event of Default upon the occurrence of either (i) or (ii), if Borrower has entered into and executed a new operating lease for the Mortgaged Property, containing the same terms and conditions of the Operating Lease or including such other terms and conditions as Lender may have approved in writing, with a new operator for the Mortgaged Property which Lender has approved in writing prior to the execution of the new operating lease, which approval shall be given in Lender’s sole and exclusive discretion.

(2)
Any change of the Operator of the Mortgaged Property or of any management agent of the Mortgaged Property as of the date of this Instrument without Lender’s prior written consent, which consent shall be given in Lender’s sole and exclusive discretion; provided, however, that Sections 21(d)(i)-(iii) and 21(e)(ii)-(viii) and the definition of “Controlling Entity” shall apply to the Operator as modified solely for purposes of this subsection as follows:  the word “Borrower” used in these subsections shall be deleted and replaced with “Operator”.

(3)	Any failure by Operator to perform any of its obligations as and when required under any Loan Document which continues beyond the applicable cure period, if any, specified in that Loan Document.”